                                                                      EXHIBIT 99


[RCI LOGO]                                            Conference Call Transcript

Q2 2004 Rurban Financial Corporation Earnings Conference Call July 28, 2004 4:00 p.m. ET

CORPORATE PARTICIPANTS

Ken Joyce
Rurban Financial Corp. President and CEO

Jim Adams
Rurban Financial Corp., CFO and Executive VP

Sandra Stockhorst
Rurban Financial Corp., Vice President

CONFERENCE CALL PARTICIPANTS

George Geissbuhler
Sweney Cartwright

Mark Saunders
Trident

PRESENTATION

Operator

Good afternoon, and welcome ladies and gentlemen to the Rurban Financial Corp.'s second quarter earnings conference call and webcast. At this time I would like to inform you that this conference is being recorded and that all participants are in a listen only mode. We will open the conference up for questions and answers after the presentation. I will now turn the conference over to Sandra Stockhorst, Vice President. Please go ahead, Sandra.

Sandra Stockhorst - Rurban Financial Corp., Vice President

Thank you, Sally. Good afternoon everyone. I would like to remind you that this conference call is being broadcast over the Internet live and will also be archived and available at our website, www.rurbanfinancial.net until August 18, 2004. Joining me on today's call are Ken Joyce, President and CEO; Jim Adams, Chief Financial Officer and Executive Vice President; and Hank Thiemann, President & CEO of RFC Banking Company. We will be available to answer your questions following our brief opening remarks.

Before we get started, I'd like to make our usual Safe Harbor statement and remind everyone that comments made during this conference call regarding Rurban's anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause the results or developments to differ significantly from those indicated in these statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other factors that are set forth in the company's filings with the Securities and Exchange Commission.

I'll now turn it over to Ken, President and CEO.

[RCI LOGO]    Conference Call Services 1-800-665-8642 transcripts@callrci.com
                                www.callrci.com

[RCI LOGO]                                            Conference Call Transcript

Q2 2004 Rurban Financial Corporation Earnings Conference Call July 28, 2004 4:00 p.m. ET

Ken Joyce - Rurban Financial Corp., President and CEO

Well, thank you, Sandra, and welcome to Rurban Financial Corp.'s second quarter 2004 webcast. Thank you for taking the time to join us this afternoon and learn about the progress of your company.

We are pleased to report another quarter of increasing net income as we earned $709,000 versus $612,000 for the first quarter this year. As you may recall, we sold a number of branches in the first and second quarters of last year, and the operating earnings were nominal in those quarters. Therefore, in comparison to the year ago quarter is not meaningful.

This is the fourth quarter of improving net income for Rurban Financial Corp. The primary story in this quarter's earnings is the continuing significant improvement in credit quality. We have achieved a remarkable improvement in classified loans since the discovery of our loan problems in early 2002. As a specific example, our classified loans, which are the two lowest grades of loan quality, totaled $77 million at the end of 2002. The same total at the end of the current second quarter was $39 million, which is just about a 50% reduction. The rate of improvement has accelerated as we have a $12 million drop in the first quarter of this year and an $11 million reduction in the current quarter. [Note: The statement that classified loans dropped by $11 million in the second quarter of 2004 is incorrect. The company wishes to clarify that the amount of classified loans dropped by $6 million during the second quarter of 2004.] These improvements are expected to continue as we aggressively work out our problem loans.

I think a few comments will give everyone a better understanding of this quarter's earnings. They are not as transparent as normal because the reporting mechanisms tend to aggravate several transactions and net them out. So I want to take a few minutes to explain some key points. On a quarter-to-quarter basis without some of the one time items on both sides of the income statement, we would have probably reported earnings in the range of $575 to $600 thousand. This would be an expected seasonal decline because two of our subsidiaries, the trust company and data processing company, to higher billings in the first quarter than the second quarter because of the year end processing activities of these two companies. However, rather than a slight decline in earnings we were fortunate this quarter to get a one time tax credit for our past research and development in our data processing company, which totaled $166,000. The favorable credit was somewhat offset by associated consulting fees of about 15% of tax credit amount. Secondly, our improving credit quality allowed us to recover $340,000 from our allowance for loan loss reserves. The recovery to the allowance for loan loss reserves was mostly offset by increased costs directly associated with credit recovery such as higher legal costs and disposition of OREO. The net improvement in our second quarter results demonstrates the advantage that we have and the diversity of our earning stream.

Let's talk about our plans and progress in a number of key areas. We continue to believe that we have adequate reserves for our problem loans. This is illustrated by the rapid decrease in our level of classified assets and our ability to recapture the associated surplus in our allowance for loan losses. Our allowance for loan losses remains very strong at 2.56% of loans versus the industry norms from banks of our size of about 1.34%. Our capital with both the state bank and trust holding company level continues to improve. Our risk based capital measure is currently 14.5% and 20.8% respectively compared to the regulatory defined well capitalized level of 10%. We are experiencing improving margins, which is partially the result of our decline in our level of classified loans. Our margin improved by 13 basis points during the second quarter. We would expect that margin to further widen through the third quarter as loan quality continues to improve and we begin to experience the benefit of rising rates on our asset sensitive portfolio. This asset sensitivity should give us some advantages, prime increases over the next business cycle. We would expect to see improvements in net interest income also as we have bottomed out in our process of running off of loans that were identified as out of market.

Just to give you a small indication of this process, we began this year with $30 million in loans previously located in our now closed Cleveland LPO. These

[RCI LOGO]    Conference Call Services 1-800-665-8642 transcripts@callrci.com
                                www.callrci.com

[RCI LOGO]                                            Conference Call Transcript

Q2 2004 Rurban Financial Corporation Earnings Conference Call July 28, 2004 4:00 p.m. ET

loans have declined by $14 million since the beginning of the year. Our loan production and our newly defined market area is now beginning to offset this intended runoff of our out of market loans.

At this time, I will turn the conference call over to Jim Adams, our Chief Financial Officer, who will provide you with some additional detail on our second quarter results. Jim.

Jim Adams - Rurban Financial Corp., CFO and Executive VP

Thank you, Ken. Good afternoon. As Ken said, we've made significant progress in reducing the level of criticized assets during this calendar quarter by $11 million in addition to the almost $12 million reduction in the first quarter. [Note: The statement that the level of criticized assets was reduced by $11 million during the second quarter of 2004 is incorrect. The company wishes to clarify that the level of criticized assets was reduced by $6 million during the second quarter of 2004.] The aggressive reduction in criticized assets has allowed Rurban to reduce loan loss reserves during the second quarter by $340,000 which, at first blush, appears to be one of the principal drivers of second quarter earnings. However, increased professional fees, principally legal costs and increases and other expenses, principally loan collection expense and OREO write-downs, pretty much offset the benefit received from the reduction in the loan loss reserves.

Let's discuss the other important details of second quarter earnings.

First, net interest income: net interest income declined slightly, about $74,000 in first quarter, principally due to the reduction of almost $10 million in average earning assets, reflecting the reduced level of credit risk assets previously discussed and which were partially offset by new loan production during the second quarter. It's also important to note that although average earning assets declined, our net interest margin once again widened, moving from 2.93% to 3.06% for the second quarter due to continued pricing discipline in our loan and deposit gathering strategies.

Second, non-interest income: non-interest income, as expected, was impacted by seasonality factors relating to both our data processing fees and trust revenues. Generally our first quarter fees are very strong from both of these revenue producing units due to the determination of final year end customer activity billings, which are finalized in the first quarter of each year; and although as expected, revenues from these sources declined from first quarter 2004 levels, they're running well above year to date comparisons to 2003 insofar as data processing fees are up 16% and trust revenues have grown by 24%. During the quarter, we also disposed of various repossessed assets as we continued our aggressive program to eliminate non-earning assets from our balance sheet. Results for the quarter are reflected in the gains of approximately $97,000 recorded in the second quarter.

Third, non-interest expenses: non-interest expenses increased by 4% over first quarter levels. Driving this increase was the higher level of legal costs associated with the aggressive reduction in credit risk assets previously mentioned, as well as market value write-downs and collection costs associated with the disposition of repossessed assets. During the quarter, we also benefited from a one time refund received from switching ATM service providers, which will further contribute to increased customer satisfaction, processing efficiencies, and cost reductions.

Fourth, during the quarter we were able to complete an extensive study in conjunction with an outside consultant, to avail ourselves of a previously unclaimed tax credit. The favorable results of this study has a positive impact on our tax liability of approximately $166,000 for the quarter and included in professional fees were approximately $25,000 of costs associated with the study.

At this time I'll turn the webcast back to Ken for further comments on our progress to date and wrap-up before we take questions. Ken.

Ken Joyce - Rurban Financial Corp., President and CEO

OK. Well, thank you, Jim. As a wrap-up, I'll discuss

[RCI LOGO]    Conference Call Services 1-800-665-8642 transcripts@callrci.com
                                www.callrci.com

[RCI LOGO]                                            Conference Call Transcript

Q2 2004 Rurban Financial Corporation Earnings Conference Call July 28, 2004 4:00 p.m. ET


a number of items that we were working on in the relative short term and then a brief look forward.

We have three goals that we are targeting for the short term, which we have given our intense focus to. We are working hard to create the conditions for the release of the written agreement that was entered into just over two years ago. We believe that we are making substantial progress in each area covered by this agreement, as well as the overall sense of the agreement to return to a safe and sound operation. Release of the agreement is under the control of the regulatory authorities, and therefore we do not make predictions about the release date. However, we continue to improve by every measurement that we are aware of and we will continue to do so.

Next is payment of the trust preferred interest, which is a key priority. We will again be seeking permission to pay the next installment of the trust preferred interest, which has been deferred as allowed in the note agreement. We have the cash available, and expense of this debt instrument has been accrued to date. Our next focus is resumption payment of the shareholder dividend, which is obviously of prime importance to our shareholders in the management of this company. We need to first pay the deferred interest on the trust preferred debt instrument before we are contractually allowed to resume dividends. This requirement is why I previously mentioned the need to bring the trust preferred current. We will either need to request permission to pay the shareholder dividend while under the written agreement, or we will need to wait until the written agreement is released. We will make a decision on this approach once we are able to bring the trust preferred current.

Looking forward, we are very pleased with the progress within all of the Rurban companies. Continuing improvements in credit quality is the biggest component to returning to State Bank and Trust to industry norm profitability. Core earnings continue to improve virtually every month, and we expect those earnings to continue and to accelerate as we move into the last two quarters of this year end to 2005. We are working down State Bank's efficiency ratio from its high in the 80's to its current 70's level. By improving both income and expenses, we are targeting the 60's by the end of the fourth quarter and further improvements in 2005.

The trust company, Reliance Financial Services, continues its strong earnings as it produces us a record year with return on equity in the 30% range. In a similar fashion, the data processing company, RDSI, is also having a record year and should continue revenue and net income growth in its historic ranges.

We remain very confident of the future or Rurban, and I continue to be a buyer of the stock, as I believe there is a strong potential for growth and improved earnings.

I will now turn the conference call back over to Sandra Stockhorst to see if we have any questions from our investment community. Sandra.

QUESTION AND ANSWER

Sandra Stockhorst - Rurban Financial Corp., Vice President

Thank you, Ken. It's now time for the question and answer session. If you are using a speaker phone, please pick up the handset before pressing any numbers. If you have a question, please press the star, one on your push button telephone. If for some reason, someone asks the questions you would like to and you need to withdraw that, just press star, two. We'll take the questions in the order that they are received. We'll stand by for just a few moments.

I wanted to mention that while we're waiting to see if we have any more questions, we would like to remind everyone that we'd be happy to e-mail you directly regarding Rurban Financial Corp.'s corporate event earnings releases, key presentations. If you'd like to take advantage of this, please visit our website. Again, it's www.rurbanfinancial.net, and click on the investor relations tab and then on the e-mail alert service to sign up and then we'll send you a brief reminder as the events take place.


[RCI LOGO]    Conference Call Services 1-800-665-8642 transcripts@callrci.com
                                www.callrci.com

[RCI LOGO]                                            Conference Call Transcript

Q2 2004 Rurban Financial Corporation Earnings Conference Call July 28, 2004 4:00 p.m. ET

Operator

Ms. Stockhorst, we have a question from George Geissbuhler of Sweney Cartwright.

George Geissbuhler - Sweney Cartwright

How you doing? Just a couple questions here. One, the data processing fees, I guess, were down for the first quarter and then up for the first six months. Is that at all through acquisition or is that just kind of the seasonal nature of the billing or I wasn't sure? I thought it was mentioned, but I just didn't get the explanation.

Jim Adams - Rurban Financial Corp., CFO and Executive VP

It's the seasonality for the data services company. They finalized their year end billings in the first quarter of the year, send that out to customers. So the first quarter for data service fees are usually pretty strong.

George Geissbuhler - Sweney Cartwright

So do you bill on a quarterly basis then or a yearly or half--

Ken Joyce - Rurban Financial Corp., President and CEO

Well, they bill on a monthly basis, but they chew up the final year end activity charges, of course, after the close of the year for their customers that they serve.

Ken Joyce - Rurban Financial Corp., President and CEO

Primarily, George, they're January processing the tax statements and so on and year end reports. There's something of another billing cycle that goes on almost in that January period.

George Geissbuhler - Sweney Cartwright

OK. And the other question on the trust fees, up a solid 24% for the six months. How is--is that more market related or new accounts or new assets or anyway to break that down at all?

Jim Adams - Rurban Financial Corp., CFO and Executive VP

Right now it's running just about 50/50. It's interesting--I'm sorry, this is Jim Adams, George. It's really interesting. It's not only the markets that are contributing to the earnings stream of Reliance Financial Services, but also new product development. That area came out with a TAPS product that has just really taken hold in this marketplace and is generating some very nice fees as well as picking up another customer to, quite frankly, process their back office for them, another trust division of a bank. And that's adding very nicely to the revenue stream of the trust area.

George Geissbuhler - Sweney Cartwright

OK. One final question. Define the criticized assets for me if you would. What do you classify as that?

Ken Joyce - Rurban Financial Corp., President and CEO

We talked about our classifieds being down in this conference call. Classified assets are--we've got eight grades of loans. The eighth grade is not too relevant because it's basically charge-off loans. The classifieds are the two lowest grade loans of the

[RCI LOGO]    Conference Call Services 1-800-665-8642 transcripts@callrci.com
                                www.callrci.com

[RCI LOGO]                                            Conference Call Transcript

Q2 2004 Rurban Financial Corporation Earnings Conference Call July 28, 2004 4:00 p.m. ET

seven remaining grades. Grade seven loans are essentially what we classify as doubtful, and those are loans that we're not going to collect anywhere full market value for, and we have already written those down to a collateral value and also deducted and it becomes part of the reserve, what we call a transaction cost. For instance, if it's a piece of real estate we've already deducted what would be a real estate commission. So those loans have been ripped down to collateral value if there is any collateral behind them.

The second group in the classified listing is what we call substandard, and those are impaired or have some expectation that we may have some collection problem with those, and we write those, again, with a reserve against them, depending upon what we think the probability of collection. We go back and look at the collateral value on those and assess the collateral and then write them according to what the probability on the collection is. So those are the ones that we've been very well targeted in terms of getting the reserve write-off.

George Geissbuhler - Sweney Cartwright

OK. So, thanks, and keep up the good work.

Operator

Thank you. Our next question comes from Mark Saunders of Trident. Please state your question.

Mark Saunders - Trident

Good afternoon, gentlemen. A couple questions. First of all, can you give me a tangible book value number?

Jim Adams - Rurban Financial Corp., CFO and Executive VP

I can give you a book value number, Mark. I don't have the tangible book value calculated. There are two ways to look at book value. Let me give you both of those. The GAAP book value, which includes, of course, in the unrealized danger losses on security transactions, is $10.56 at the end of the quarter. The book value, which really excludes the unrealized gains or losses on transactions on securities is $10.85 a share.

Mark Saunders - Trident

OK. The other question is, give me some color as far as the non-performers plus 90 days past due as a percentage of total assets. What's the trend there and do you have an idea what that number is?

Ken Joyce - Rurban Financial Corp., President and CEO

Yeah, those numbers, Jim is going to pull out some of the specifics here, but they're a little bit over 4%, which is quite high obviously for a bank. That's at the holding company level, which includes a workout subsidiary. And those are clearly trending down. We're very pleased with that particular progress. But that's why we're watching very carefully and it needs a lot of work. Do you happen to have that specific number, Jim?

Jim Adams - Rurban Financial Corp., CFO and Executive VP

No, I don't have that scheduling yet.

Ken Joyce - Rurban Financial Corp., President and CEO

We'll be happy to give you a call, Mark, and let you know what that number is.


[RCI LOGO]    Conference Call Services 1-800-665-8642 transcripts@callrci.com
                                www.callrci.com

[RCI LOGO]                                            Conference Call Transcript

Q2 2004 Rurban Financial Corporation Earnings Conference Call July 28, 2004 4:00 p.m. ET

Mark Saunders - Trident

Appreciate it. Any sense of when we might see sort of the tide turn as far as less runoff and more balance sheet growth? Right now we still have a shrinking balance sheet. Any idea when that might turn?

Ken Joyce - Rurban Financial Corp., President and CEO

We are in that bottom period right now. The loans that--if we go to specific to our lead bank, State Bank and Trust, the loans of State Bank and Trust have stabilized over about the last four months. They're beginning a small growth up now as we overcome that runoff from the Cleveland LPO. So we've actually had pretty remarkable loan growth for a fairly limited market area that we operate in. I'm very pleased that we've been able to overcome that.

Mark Saunders - Trident

What kind of loans have been leading that?

Ken Joyce - Rurban Financial Corp., President and CEO

We are a commercial lender. Almost 50% of our book is commercial loans, and that has been certainly the lead. We were very pleased that the consumer loan portfolio is growing. For us it's been a large growth. We've been doing between $800 and $1 million a month of consumer lending, which given the fairly limited brand system that we've got, is a huge improvement; we used to do somewhere in the neighborhood of $200,000 to $300,000 a month. So by applying some sales process and some better management and a well motivated branch force, it's increased tremendously, and we're not done with that either.

Mark Saunders - Trident

OK.

Jim Adams - Rurban Financial Corp., CFO and Executive VP

Mark, as a matter of fact, during the month of May and June in the lead bank, State Bank and Trust, we actually did see net new loan growth. So it's clearly headed in the right direction.

Ken Joyce - Rurban Financial Corp., President and CEO

It's bottomed out; we're now in an upward phase in terms of loan growth. We're now right at the trough. So it may take a couple of months, but we're there.

Mark Saunders - Trident

OK. Thank you, gentlemen.

Ken Joyce - Rurban Financial Corp., President and CEO

I don't see any other questions on the board, Sandra.

Sandra Stockhorst - Rurban Financial Corp., Vice President

OK. Ladies and gentlemen, we thank you for your attendance and for your questions. This concludes our conference call for today, and all parties may now disconnect.

END

[RCI LOGO]    Conference Call Services 1-800-665-8642 transcripts@callrci.com
                                www.callrci.com